Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

To Tender Shares of Common Stock

of

BIGLARI HOLDINGS INC.

Pursuant to the Offer to Purchase

dated June 4, 2015

DESCRIPTION OF SHARES SURRENDERED
Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on stock certificate(s))	Shares Surrendered (attached additional list if necessary)
Certificated Shares**
	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Surrendered**	Book Entry Shares Surrendered***

Total Shares

*  Need not be completed by book-entry shareholders.

**  Unless otherwise indicated, it will be assumed that all shares represented by the certificates described above are being surrendered hereby.

***  Unless otherwise indicated it will be assumed that all shares held in Book Entry form are being tendered.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 PM NEW YORK CITY TIME, ON JULY 1, 2015, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

You may tender all or a portion of your Shares at the price listed below. Use the first row if you are tendering all of your Shares, and use the second row if you are tendering less than all of your Shares. If you are tendering less than all of your shares, indicate the number of Shares you want to tender on the corresponding line. See Section 3—Procedures for Tendering Shares and Summary Term Sheet in the Offer to Purchase and the related Instructions to Letter of Transmittal set forth in the Important Instructions and Information for more details. Questions and requests for assistance may be directed to Okapi Partners LLC by telephone toll free at (877) 629-6357.

TENDER PRICE: (DOLLARS PER SHARE)	$420.00
1. Tendering ALL Shares

------ OR ------

TENDER PRICE: (DOLLARS PER SHARE)	$420.00
2. Tendering less than all Shares

(enter the number of Shares per price in whole Shares only)
NOTE: If you are completing row 2, the total number of Shares tendered cannot exceed the total number of Shares you own. Enter whole Shares only. See Section 1—Number of Shares; Purchase Price, Proration of the Offer to Purchase for the treatment of any fractional Shares.

COMPLETE AND RETURN THIS PAGE TO TENDER YOUR SHARES.

SEE SIGNATURE REQUIREMENTS ON THE REVERSE SIDE.

YOU MUST SIGN HERE TO TENDER YOUR SHARES

The undersigned Stockholder (or authorized person signing on behalf of the registered Stockholder), as Assignor, hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information and representations provided have been duly completed by the undersigned, are true and correct as of the date hereof. (Must be signed by registered Stockholder(s) exactly as name(s) appear(s) in the Company’s records. If signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in fiduciary or representative capacity, please complete the line captioned “Capacity” and see Instruction 6 in the Instructions to Letter of Transmittal.) Please be sure to include all original certificate(s) you are tendering with this form.

Medallion Signature Guarantee
Signature & Date – Stockholder/Executor/Personal Representative

Signature & Date – Co-Stockholder/Co-Executor

Telephone Number

Capacity (if not as Stockholder):	☐ Executor/Executrix	☐ Personal Representative

Only required if signing in any capacity other than as a Stockholder or if a third-

party address is provided above. Each signature must be separately medallion signature guaranteed. A notarization is not acceptable.

	☐ Power of Attorney	☐ Trustee

CUSTODIAN INFORMATION

Printed Name of Signer

Name of Custodian

Custodian Signature

Note: Proper evidence satisfactory to the Depositary must be submitted if Letter of Transmittal is signed in a fiduciary or representative capacity.

SPECIAL PAYMENT INSTRUCTIONS

To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be issued in the name of someone other than the registered Stockholder(s) or mailed to an address other than the address of record.

IF YOU COMPLETE THIS SECTION A MEDALLION SIGNATURE GUARANTEE IS REQUIRED.

Issue check to:

Name (Please Print)

Street Address

City	State	Zip

Brokerage Account Number—If Applicable

For Information about the Offer, please contact the Information Agent:

437 Madison Avenue, 28th Floor

New York, New York 10022

Banks and Brokerage Firms Please Call: (212) 297-0720

Stockholders and All Others Call Toll-Free: (877) 629-6357

Email: info@okapipartners.com

The Depositary for the Offer is:

By Mail:	By Overnight Courier Delivery:

Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021